EXHIBIT 10
PURCHASE AGREEMENT
This purchase agreement (the Agreement) is entered into as of August 27, 2009, between D-M Investments, L.L.C., a Michigan limited liability company, of 2121 Biddle Avenue, Ste. 200 (Seller), and Monroe Bank & Trust, a Michigan banking corporation, of 102 E. Front St., Monroe, MI 48161(Buyer), for the transfer of the real estate and personal property located in the City of Wyandotte, Wayne County, Michigan, described as follows:
Lots 20, 21, 22, 23, 24, 25, 26, and 27, “SCHERER’S WESTGATE MANOR SUBDIVISION”, according to the plat thereof as recorded in Liber 58 of Plats, Page 94, Wayne County Records; commonly known as 2517 Fort Street
(the Premises).
The parties enter into this Agreement subject to the terms and conditions set forth below.
1. Property to be transferred. Buyer shall purchase and receive from Seller the Premises and the personal property that has become fixture(s), recognizing that Buyer has been leasing the Premises from Seller and most of the personal property on the Premises has belonged to Buyer prior to the date of this Purchase Agreement. Personal property, if any, transferred under this agreement is described in the attached exhibit A.
2. Consideration. Buyer shall pay Seller for the Premises and personal property as follows: Buyer shall pay a total purchase price of $892,000.00. Buyer shall pay Seller a down payment of $[amount] at the execution of this Agreement.
3. Title conveyed. Title to the Premises shall be conveyed at the closing by a Warranty Deed showing no exceptions except as Buyer allows under section 9. Seller shall pay the transfer tax on the deed.
4. Personal property. The personal property, if any, shall be transferred to Buyer by a Bill of Sale.
5. Closing. The closing of the sale shall take place at a location to be agreed on by the parties, on or before September 1, 2009. Seller shall prepare the documents for the closing and submit them to Buyer for review at least 5 days before the closing. Seller shall pay all real estate transfer taxes on the sale and prepare and file all recording and transfer affidavits.
6. Possession. Buyer shall receive possession of the Premises and the personal property as soon as the closing is completed.
7. Property taxes and assessments. Seller shall pay all real and personal property taxes that are due and payable by the date of the closing. Buyer shall pay all real and personal property taxes that are due after the date of the closing. Seller shall pay all assessments that are levied against the Premises on or before the effective date of this Agreement, whether due in installments or otherwise, at or before the closing. After closing, Buyer shall pay all assessments that are levied against the Premises after the effective date of this Agreement. The current real and personal property taxes shall be prorated as of the date of closing between Seller and Buyer based on the fiscal year of each taxing authority, and for purposes of the proration the taxes shall be deemed to be paid in advance. The date of closing shall be attributed to Buyer.
8. Title insurance. At Seller’s expense, Seller shall furnish Buyer with an owner’s policy of title insurance in the standard American Land Title Association form, without the standard exceptions, certified to the date of the closing, in the amount of the purchase price. Within ___ days after the effective date of this Agreement, Seller shall provide Buyer with a commitment for the title insurance that shows that Seller has good and marketable title to the Premises. Buyer may raise any objections to the exceptions or encumbrances shown on the commitment and survey within ___ days after Buyer receives the commitment and survey by giving written notice to Seller. If Buyer raises a title objection, Buyer will not be required to close this transaction unless Seller cures the objection or Buyer waives its objection. Seller shall not be required to cure the objection. If Seller elects to cure the objection, Seller shall take action to remove the exception or the encumbrance from the chain of title, to remove it from the commitment and the policy. The title insurance policy shall include a tax lien search certified to the date of the closing that shows no tax liens against the Premises.
9. Condition of the property to be Transferred. The Premises and personal property shall be transferred to Buyer in the same condition they are in on the effective date of this Agreement, ordinary wear and tear excepted.
10. Proration of rent and expenses.
a. All rent shall be prorated to the date of the closing (with Buyer to be credited with the rent attributable to the day of the closing). Buyer shall receive a credit from Seller at the closing for the amount attributable from that date forward. The proration shall be based on the assumption that Seller will have collected all rent in advance.
b. The expenses for the Premises shall be prorated to the date of closing with the date of closing attributed to Buyer. All invoices that have been received by Seller shall be paid before the date of closing. Invoices for all services and contracts for the Premises covering the time period before closing and the date of closing that have not been received by Seller before closing shall be prorated based on good-faith estimates using the invoices for those services and contracts for the immediately prior invoicing period and the prior year’s invoicing period for the period of time including the closing date. For invoices paid before closing that cover a period of time after closing, Seller shall receive a credit at closing for the amount paid for the period of time after closing. For invoices that will be received after closing to cover a period of time before closing, Buyer shall receive a credit at closing for the amount that will be paid after closing for the period of time before closing.
11. Buyer’s right to inspect. Buyer may inspect the Premises and the personal property to verify their condition; inspect the blueprints, construction documents, records, and other relevant documents of Seller, if any and as appropriate; and arrange for any inspections, audits, and appraisals that Buyer deems necessary for a period of ___ days from the effective date of this Agreement. All inspections, audits, and appraisals that Buyer requests shall be at Buyer’s expense, but Seller shall give reasonable assistance to Buyer or Buyer’s agents in completing the inspections, audits, and appraisals. Buyer shall not unreasonably disturb the tenants or employees of the apartments in undertaking any inspections, audits, or appraisals.
12. Warranties by Seller. Seller warrants to Buyer and shall certify to Buyer at the closing as follows:
a. Seller has full authority to enter into and perform this Agreement in accordance with its conditions, without breaching or defaulting on any obligation or commitment that Seller has to any partners or third parties.
b. Except as disclosed in this Agreement, Seller is not a party to any agreement or otherwise bound under any obligation with any other party who has any interest in the Premises or the personal property or the right to purchase or lease the Premises or the personal property.
c. Except as otherwise stated in this Agreement, Seller’s interest in the Premises and the personal property will be transferred to Buyer at the closing, free and clear of all liens, encumbrances, charges, contracts, and adverse claims, contractual or other.
d. There are no suits, actions, or proceedings pending or, to the best of Seller’s knowledge, threatened by any party, including governmental authorities or agencies, against or involving the Premises or the personal property or to which Seller is or may become a party in connection with the Premises, the personal property, or the operation of the apartments.
e. Seller has no notice or knowledge of
i. any planned or commenced public improvements that might result in special assessments or otherwise directly and materially affect the Premises or the personal property;

ii. any government agency or court order requiring repairs, alterations, or corrections of any existing conditions;
iii. any request by an insurer or a mortgagee of the Premises requiring repairs, alterations, or corrections of any existing conditions; or
iv. any structural or mechanical defects in the Premises or the personal property.
f. Seller will not cause or permit any willful act that would prejudice the business conducted on the Premises and will not assign or grant a security interest or other lien that will encumber the Premises or the personal property.
g. No improvements, repairs, or other construction has occurred on the Premises within the 120 days preceding the date of this Agreement. If any maintenance or repairs are undertaken on the Premises between the effective date of this Agreement and the date of the closing, Seller shall provide full unconditional waivers of lien from each contractor, subcontractor, supplier, and laborer for all construction work.
13. Warranties by Buyer. Buyer warrants to Seller and shall certify to Seller at the closing as follows:
a. Buyer is a Michigan banking corporation in good standing in the State of Michigan.
b. Buyer has full authority to enter into and perform this Agreement in accordance with its conditions, without breaching or defaulting on any obligation of Buyer to any partners or third parties.
c. Except as disclosed in this Agreement, Buyer is not a party to any agreement or otherwise bound under any obligation with or in favor of any other party who has any interest in the Premises or the personal property or the right to purchase or lease the Premises or the personal property.
14. Survival of the warranties. The warranties of the parties to this Agreement shall survive the closing. The act of closing shall not bar either party from bringing an action based on a warranty of the other party for 120 days after the closing, after which the warranties will have no further effect.
15. Indemnification and the right to set off.
a. Seller agrees to indemnify Buyer for all damages, including actions, suits, judgments, costs, charges, expenses, fines, penalties, attorney fees, and the consequences of any liabilities, that are asserted against or affect the Premises or the personal property because of Seller’s actions or failure to act before the closing. Buyer may set off the amount of any such damage against any amounts Buyer owes Seller.
b. Buyer agrees to indemnify Seller for all damages, including actions, suits, judgments, costs, charges, expenses, fines, penalties, attorney fees, and the consequences of any liabilities, that are asserted against or affect the Premises or the personal property because of Buyer’s actions or failure to act after the closing.
16. Changes in the condition of the Premises. In the event of loss of or damage to the Premises or the personal property because of fire or some other casualty between the effective date of this Agreement and the date of the closing, Seller shall immediately give Buyer notice of the loss or damage. Buyer shall have the right to terminate this Agreement within 10 days after receiving notice from Seller if the damage exceeds $20,000. If Buyer does not terminate this Agreement or the damage is less than $20,000, Buyer may have Seller repair the damage before the closing or assign any insurance proceeds to Buyer at the closing by giving a notice of election to Seller. If Buyer elects to take the insurance proceeds, Seller shall also pay an amount equal to Seller’s deductible for the loss to Buyer at the closing.

17. Conditions precedent for performance by Buyer. The obligation of Buyer to consummate the sale contemplated by this Agreement is subject to the fulfillment of the following conditions before the closing. Buyer may waive these conditions in writing.
a. Each of Seller’s warranties shall be true as though made again on the closing date, and no warranty shall be breached before the closing.
b. Seller shall perform and comply with all its obligations under this Agreement before the closing.
c. There shall be no material adverse change in the Premises or the personal property and no encumbrance on the title to the Premises or the personal property from the date of this Agreement to the date of the closing.
d. No action or proceeding to restrain, prohibit, or declare illegal the transaction contemplated by this Agreement shall be pending or threatened. No order restraining or prohibiting the transaction contemplated by this Agreement shall be issued by any public authority, governmental agency, or court. No attachments, garnishments, levies, or liens shall be filed or in effect regarding the transaction contemplated by this Agreement, the Premises, or the personal property.
e. All bills and expenses that Seller has incurred and received for utilities, services, supplies, or other expenses for the apartments before the closing shall be paid by the closing.
f. Buyer shall accept the results of all inspections, inventories, appraisals, and audits commissioned by itself or otherwise required by this Agreement. However, if Buyer does not notify Seller within ___ days of the effective date of this Agreement of any refusal of any inspection, inventory, appraisal, or audit commissioned by Buyer, Buyer shall be deemed to accept those results.
18. Conditions precedent to performance by Seller. The obligation of Seller to consummate the sale contemplated by this Agreement shall be subject to the fulfillment of the following conditions before the closing. Seller may waive these conditions in writing.
a. Each of Buyer’s warranties shall be true as though made again on the closing date, and no warranty shall be breached before the closing.
b. Buyer shall perform and comply with all its obligations under this Agreement before the date of or at the closing.
19. No Commissions. Each party represents to the other that there are no real estate commissions due or owing as a result of the sale of the Premises under this Agreement.
20. Termination. If either Buyer or Seller is not obligated to complete this Agreement because a condition precedent is not met, that party may terminate this Agreement by notifying the other party of the intention to terminate this Agreement and the reason. Buyer or Seller may waive any obligations of the other party without prejudicing the right to subsequently assert other conditions or to make a claim against the other party for the breach of a condition or warranty.
21. Seller’s Payments at the closing. For the purpose of preparing the closing statements and making payments at the closing, any amounts that Seller owes to Buyer under this Agreement and any obligations of Seller that Buyer agrees to pay may be offset against the down payment to be paid at the closing.
22. Whole agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other negotiations or agreement between the parties relating to the transaction contemplated by this Agreement. None of the prior or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement shall be used by any of the parties to construe or affect the validity of this Agreement. Each party acknowledges that it has not made or relied on any representations, inducements, or conditions not specified in this Agreement.

23. Amendments. This Agreement may be amended only by a written document signed by each of the parties to this Agreement.
24. Successors and assigns. This Agreement binds and benefits the parties and their successors and assigns.
25. Assignability. Either party may assign its interest in this Agreement to it successors and assigns.
26. Governing law and venue. This Agreement shall be construed in accordance with and governed by Michigan laws. Any actions concerning this Agreement must be brought in Wayne, Michigan.
27. Exhibits. The following exhibits are attached to and are a part of this Agreement:
•	Exhibit A—Personal property, if any, to be transferred
28. Notices. Any notices required by this Agreement shall be served personally or by registered mail, certified receipt requested, to the party for whom it is intended at the address listed at the beginning of this Agreement.
29. Effective date. This Agreement shall be effective and dated on the first page when the last of the parties listed below have signed this Agreement.

Dated: August 27, 2009	By	/s/ Joseph S. Daly
D-M Investments, LLC
By Joseph S. Daly, Its Managing Member

Dated: August 27, 2009	By	/s/ H. Douglas Chaffin
Monroe Bank & Trust
By H. Douglas Chaffin, Its President and Chief
Executive Officer
ADDENDUM TO PURCHASE AGREEMENT
This addendum hereby becomes part of the purchase agreement on property located at:
Property Address: 2517 FORT STREET, WYANDOTTE, MICHIGAN
All parties hereby agree that the above purchase agreement is being amended to:
THERE SHALL BE NO PRORATION OF TAXES, RENTS OR SECURITY DEPOSITS.
All other terms and conditions of the purchase agreement remain the same.
Dated: 09/01/2009

/s/ James E. Morr MONROE BANK & TRUST, BY JAMES MORR,
EXECUTIVE VICE PRESIDENT

/s/ Joseph S. Daly D-M INVESTMENTS, LLC DBA D-M COMPANY,
BY JOSEPH S. DALY, MANAGING MEMBER